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                                                                   Exhibit 99.C2






                         CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated September 18, 2002 in the Registration Statement of UBS PaineWebber Equity Trust, Value S&P Industrial Series 2002B.




                                ERNST & YOUNG LLP


September 18, 2002
New York, New York